                          CERTIFICATE OF INCORPORATION

                                       OF

                             UTILICORP UNITED INC.

                                  Article One

     The name of the Corporation is UtiliCorp United Inc.

                                  Article Two

     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 Article Three

     Section 1. The nature of the business or purpose to be conducted or promoted by the Corporation is:

             a. To carry on the general business of an electric light, heat and power company in all of its branches and to generate, purchase, transmit, distribute, sell and supply electric energy for light, heat, power and other purposes; to acquire by construction, purchase, lease or otherwise and to operate facilities necessary or useful for the above purposes; and to buy, sell and deal in appliances and articles of merchandise for the use and consumption of electric energy;

             b. To manufacture, produce, acquire, use, supply, buy and sell gas, either natural or artificial, for heat, light, power and other purposes, and to manufacture, produce, acquire, use, supply, buy, sell and lease gas and vapor manufacturing machines and inventions; to manufacture, produce, acquire, use, supply, buy, sell and lease gas and vapor consuming machines for utilizing gas or vapor as a fuel or as light, heat or power, and lighting devices and heat and light regulating and saving inventions; to buy, sell and refine oil and other materials for the manufacturing of gas or vapor or for the production of heat, light and power; and to carry on all the businesses that are usual or may be conveniently carried on by gas companies;

             c. To manufacture ice for sale, and to generally deal in the same, and to engage in the business of cold storage and freezing of perishable merchandise; to acquire and operate ice manufacturing plants; to provide cold or other storage rooms of such cold or general storage capacity as may be deemed advisable or necessary to the successful conduct of the business of caring for and freezing perishable goods;

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             d.   To acquire water by purchase, development or otherwise; to buy, own, hold, or in any manner acquire franchises, contracts, rights or water permits to carry on the business of supplying water to cities, towns, municipalities, buildings and places both public and private; to construct, buy, sell, lease, rent or in any manner acquire and maintain reservoirs, water towers and pumping stations, machinery and equipment of any and all kinds;

             e. To acquire, own, contract, erect, lay down, manage, maintain, operate, enlarge, alter, work and use all such lands, buildings, easements, gas, electric and other works, machinery, plant, stock, pipes, lamps, motors, fittings, meters, apparatus, appliances, materials and things, and to supply all such materials, products and things as may be necessary, incident or convenient in connection with the production, use, storage, regulation, measurement, supply and distribution of any of the products of the Corporation;

             f. To carry on and conduct a general utility management and engineering and a general contracting business, including therein the designing, planning, constructing, enlarging, repairing, removing or otherwise engaging in any works upon buildings, works, roads, highways, plants, bridges, piers, docks, mines, shafts, reservoirs, waterworks, tanks, railway structures, and all iron, steel, wood, masonry, and earth construction, and to undertake, perform, extend and receive any contracts or assignments of contracts therefor; to carry on the general business of appraisers, valuators and estimators for property, both real and personal;

             g. To purchase, acquire, hold, sell, exchange, pledge, hypothecate, or otherwise dispose of the stocks, bonds, notes, securities, debentures or other evidences of indebtedness, and obligations of any person, persons, firm, co-partnership or association, or of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative subdivision or department thereof, and more particularly corporations transacting a like or similar business, and all trust, participation or other certificates of, or receipts evidencing interest in any such stocks, bonds, or other evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes;

             h. To buy, purchase, otherwise acquire, and to hold, cancel, retire, reissue or otherwise dispose of the shares of the capital stock, bonds, notes, debentures, debenture bonds and other obligations of the Corporation, from time to time, to such extent, at such price, and in such manner and upon such terms as the Board of Directors of the Corporation shall from time to time determine;

             i. To apply for, purchase, or in any manner to acquire, and to hold, own, use and operate, and to sell or in any manner dispose of, and to grant, license other rights in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise to work, operate or develop the same, and to

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     carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them;

             j. To purchase, lease or otherwise acquire and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims, trademarks, trade names, patents and patent rights, copyrights and any interest in real or personal property;

             k. To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations, from time to time, for the purchase of property or for any purpose in or about the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations by mortgage, pledge, deed of trust or otherwise;

             l. To acquire, and to carry over as a going concern and thereafter to carry on, the business of any person, firm or corporation engaged in any business which the Corporation is authorized to carry on, and in connection therewith to acquire the good will and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of the Corporation;

             m. To sell, improve, manage, develop, lease, mortgage, dispose of or otherwise turn to account or deal with all or any part of the property of the Corporation;

             n. To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things incident or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which the Corporation is organized;

             o. The business or purpose of the Corporation is from time to time to do any or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries, to the extent permitted by the laws of such states, territories, colonies, dependencies, districts and countries.

     Section 2. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                        3
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                                  Article Four

     Section 1. The total number of shares of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares, of which Fifty Million (50,000,000) shares shall be common stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "Common Stock"), and Ten Million (10,000,000) shares shall be preference stock, without par value (hereinafter referred to as "Preference Stock").

     Section 2. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

A.   PREFERENCE STOCK

     (1) SERIES AND VARIATIONS BETWEEN SERIES. The Preference Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized to cause such shares to be issued from time to time in series, and, by resolution adopted prior to the issue of shares of a particular series, to fix and determine the following with respect to such series, as to which matters the shares of a particular series may vary from those of any or all other series:

     (a) the distinctive serial designation of the shares of such series;

     (b) the dividend rate thereof;

     (c) the date from which dividends on shares issued prior to the date for payment of the first dividend therein shall be cumulative;

     (d) the redemption price or prices and the terms of redemption (except as fixed in this Division A);

     (e) the terms and amount of any sinking fund for the purchase or redemption thereof;

     (f) the terms and conditions, if any, under which said shares may be converted; and

     (g) the amounts payable thereon upon the involuntary liquidation, dissolution or winding up of the corporation, provided, that in the case of shares of the $2.4375 Preference Stock the amount so payable shall be the amount fixed by Section (3) of this Division A.

     Except as the shares of a particular series may vary from those of any or all other series in the foregoing respects, all of the shares of the Preference Stock, regardless of series, shall in all respects be equal and shall have the preferences, rights, privileges and restrictions herein fixed.

     (2) DIVIDENDS. (a) The shares of Preference Stock shall be senior to the Common Stock as to the payment of dividends. Dividends on shares of Preference Stock shall be payable at a rate fixed by resolution of the Board of Directors prior to the issuance of such shares, but only when and as declared by the Board of Directors out of funds legally available for the payment of dividends.

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     (b) Said dividends shall be payable quarterly on March 1, June 1, September
1 and December 1 of each year or otherwise as the Board of Directors may determine to shareholders of record as of a date, not exceeding sixty (60) days and not less than ten (10) days preceding such dividend payment dates, to be fixed by the Board of Directors; dividends at the rate fixed by the Board of Directors on any series of Preference Stock shall be cumulative from a date fixed by the Board of Directors prior to the issuance of such shares. The holders of the Preference Stock shall not be entitled to receive any dividends thereon out of net profits or surplus earnings other than dividends established pursuant to the provisions of this subsection (b) of this Section 2.

     (3) LIQUIDATION PREFERENCES. The shares of Preference Stock shall be senior to the Common Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, until there shall have been paid in respect of the shares of the Preference Stock the liquidation price as fixed and determined in this Section 3. The amount then payable upon redemption, as determined in
Section 4(a), shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation. The liquidation price upon any involuntary liquidation, dissolution or winding up of the Corporation for any shares of the $2.4375 Preference Stock shall be the original public offering price (not including accrued dividends, if any), and for any shares of any series other than the $2.4375 Series shall be the amount established by the Board of Directors by resolution prior to or at the time of issue of such series, plus in either case an amount, if any, by which an amount equivalent to the annual dividend upon such shares from the date upon which dividends thereon became cumulative to the date of liquidation, dissolution or winding up of the Corporation exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of liquidation, dissolution or winding up of the Corporation. The Preference Stock shall not receive any share in any voluntary or involuntary liquidation, dissolution or winding up of the Corporation in excess of the aggregate amount above specified.

     (4) REDEMPTION. (a) Prior to the time the Preference Stock, or any series thereof, is issued, the Board of Directors, by a resolution adopted by a majority vote of a quorum, shall determine, for such series whether such shares can be redeemed and, if so, when the shares can be redeemed, the redemption prior or prices and the terms and conditions of redemption not otherwise established by the Corporation's Certificate of Incorporation. By a majority vote of a quorum of the Board of Directors of the Corporation, any redeemable shares of Preference Stock, or any series thereof, may be redeemed in whole or in part at the applicable redemption price, as fixed by the Board of Directors prior to the issuance of such shares, plus the amount, if any, by which an amount equivalent to the annual dividend upon such shares from the date upon which dividends thereon became cumulative to the date of redemption exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of redemption. If, pursuant to such vote, less than all of the shares of any series of the Preference Stock are to be redeemed, the shares to be redeemed may, as determined by the Board of Directors in the resolution calling such shares for redemption, be selected either pro rata among the holders thereof or by lot, in such manner as the Board of Directors of the Corporation shall determine, by a bank or trust company chosen for that purpose by the Board of Directors of the Corporation.

     (b) Notice of the intention of the Corporation to redeem shares of the Preference Stock or any series thereof shall be mailed at least thirty (30) days before the date of redemption

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to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. At any time after such notice has been mailed as aforesaid, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company in the City of Kansas City, Missouri, City of Chicago, Illinois, or in the City of New York, New York, named in such notice, payable in amounts aforesaid to the respective orders of the record holders of the shares so to be redeemed, on endorsement and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to said shares and from and after the making of such deposit, said holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive said moneys from said bank or trust company with interest, if any, allowed by such bank or trust company on such moneys deposited as provided in this Subsection (b), on endorsement and surrender of their certificates as aforesaid.

     (c) Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors of the Corporation, shall be repaid to the Corporation and in the event of such repayment to the Corporation, such holders of records of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount without interest equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation.

     (5) VOTING RIGHTS. (a) Unless and until dividends payable on any shares of Preference Stock shall be in arrears in an amount equivalent to one and one-half times the annual dividend, or more, per share, the holders of the Preference Stock shall have no voting power or rights, except as otherwise provided herein or by law. If and when dividends payable on any shares of Preference Stock shall be in arrears in an amount equivalent to one and one-half times the annual dividend or more, per share, and thereafter until all dividends on Preference Stock in arrears shall have been paid, the holders of the Preference Stock, voting as a single class separate from the holders of all other classes of capital stock, shall be entitled to elect two directors. The terms of office, as directors, of all persons who may be directors of the Corporation shall terminate upon the election of directors by the holders of the Preference Stock. The holders of the Common Stock shall have the right to elect the remaining directors of the Corporation. If the holders of the Preference Stock have not exercised their right to elect directors of the Corporation because of the lack of a quorum consisting of the holders of a majority of the Preference Stock, then the said directors shall be elected by the directors whose term of office is thus terminated; and in that event, such elected directors shall hold office for the interim period, pending such time as a quorum of the holders of the Preference Stock shall be present at a meeting held for the election of directors.

     (b) If and when all dividends then in arrears on the Preference Stock, then outstanding, shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preference Stock shall be divested of any special right with respect to the election of directors and the voting power of the holders of the Preference Stock and the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any shares of the Preference Stock were

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not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the Preference Stock in case of further like arrears in payment of dividends thereon. Upon the termination of any such special voting right, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preference Stock, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

     (c) In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preference Stock voting as a single class, separate from the holders of all other classes of capital stock, the remaining director elected by the holders of the Preference Stock, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In the event of simultaneous vacancies among directors elected by the holders of the Preference Stock, an election by the holders of the Preference Stock, pursuant to the provisions of this Section 5, will be held.

     (d) Whenever the right shall have accrued to the holders of the Preference Stock to elect directors, voting as a single class, separate from the holders of all other classes of capital stock, then upon request in writing signed by any holder of the Preference Stock entitled to vote, delivered by registered mail or in person to the president, a vice president or secretary of the Corporation, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as such officer may fix, not less than ten (10) nor more than sixty (60) days after the receipt of such request, for the purpose of electing directors. At all meetings of Stockholders held for the purpose of electing directors during such time as the holders of the Preference Stock shall have the special right, voting as a single class, separate from the holders of all other classes of capital stock to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Preference Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of all other classes of capital stock outstanding at the time, and not entitled to such special rights, shall be required to constitute a quorum of such other classes for the election of directors.

     (6) RESTRICTIONS ON CERTAIN CORPORATE ACTION. (a) So long as any shares of Preference Stock are outstanding, no new class of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Preference Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Preference Stock then outstanding (as a single class separate from the holders of all other classes of stock) shall vote therefor in person or by proxy at the meeting of stockholders at which the creation or authorization of such new class of stock or such convertible securities is considered.

     (b) So long as any shares of Preference Stock are outstanding, the Corporation shall not increase the total authorized amount of the Preference Stock or any class of stock which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Preference Stock, unless the holders of record of not less than a majority of the number of shares of the Preference Stock then outstanding (as a single class separate from the holders of all other

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classes of stock) shall vote therefor in person or by proxy at a meeting held pursuant to notice containing a statement of such purpose.

                                FIXING OF SERIES

     The following series of Preference Stock shall be issued in exchange for the shares of the $2.4375 Series, the $2.6125 Series and the $4.125 Series of the Preference Stock of UtiliCorp United Inc., a Missouri corporation, pursuant to the provisions of that certain Agreement and Plan of Merger dated as of September 1, 1986, between the Corporation and UtiliCorp United Inc., a Missouri corporation.

PREFERENCE STOCK, $2.4375 SERIES

     (a) FIXING OF SERIES AND DESIGNATION. There shall be and hereby is fixed the first series of Preference Stock, the distinctive serial designation of which shall be, and the shares of which shall be known as, Preference Stock, $2.4375 Series. The series may also be known as the Preference Stock, 9.75% Series, to the extent permitted by law. Such series shall consist of only 600,000 shares of Preference Stock, $2.4375 Series.

     (b) RATE OF DIVIDEND. The dividend rate for the shares of Preference Stock, $2.4375 Series, shall be $2.4375 per share per annum.

     (c) DIVIDENDS ARE CUMULATIVE. Dividends on the Preference Stock, $2.4375 Series, shall be cumulative from the date of issue. Dividends on such shares shall be payable quarterly, on March 1, June 1, September 1 and December 1 of each year, when and as declared by the Board of Directors of the Corporation from funds legally available for the payment of dividends.

     (d) REDEMPTION PROVISIONS. Shares of the Preference Stock, $2.4375 Series, may be called for redemption and shall be redeemable, at the option of the Corporation, either in whole or in part, at any time and from time to time at the following prices, plus the amount, if any, by which an amount equal to the annual dividend on such shares from date of issue to date of redemption exceeds the dividends actually paid on said shares or declared and set apart for payment thereon from date of issue to date of redemption:

             REDEMPTION PRICE                  PERIOD DURING WHICH
                PER SHARE                       REDEMPTION OCCURS
                ---------                       -----------------
                 $25.75                    Prior to June 1, 1991
                 $25.25                    June 1, 1991 and thereafter

     (e) NO SINKING FUND. There shall be no sinking fund established for the purchase or redemption of shares of the Preference Stock, $2.4375 Series.

     (f) NO CONVERSION PRIVILEGES. The shares of the Preference Stock, $2.4375 Series, shall not be convertible into other shares or securities of the Corporation.

     (g) OTHER CHARACTERISTICS. The Preference Stock, $2.4375 Series, shall have the liquidation preferences, rights and other characteristics and shall be subject to the limitations and

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restrictions as are attributed to and imposed upon Preference Stock general by this Certificate of Incorporation.

PREFERENCE STOCK, $2.6125 SERIES

     (a) FIXING OF SERIES AND DESIGNATION. There shall be and hereby is fixed the second series of Preference Stock, the distinctive serial designation of which shall be, and the shares of which shall be known as, Preference Stock, $2.6125 Series. The series may also be known as the Preference Stock, 9.50% Series, to the extent permitted by law. Such series shall consist of only 400,000 shares of Preference Stock, $2.6125 Series.

     (b) RATE OF DIVIDEND. The dividend rate for the shares of Preference Stock, $2.6125 Series, shall be $2.6125 per share per annum.

     (c) DIVIDENDS ARE CUMULATIVE. Dividends on the Preference Stock, $2.6125 Series, shall be cumulative from the date of issue. Dividends on such shares shall be payable quarterly, on March 1, June 1, September 1 and December 1 of each year, when and as declared by the Board of Directors of the Corporation from funds legally available for the payment of dividends.

     (d) REDEMPTION PROVISIONS. Shares of the Preference Stock, $2.6125 Series, may be called for redemption and shall be redeemable, at the option of the Corporation, either in whole or in part, at any time and from time to time at the following prices, plus the amount, if any, by which an amount equal to the annual dividend on such shares from date of issue to date of redemption exceeds the dividends actually paid on said shares or declared and set apart for payment thereon from date of issue to date of redemption:

             REDEMPTION PRICE                  PERIOD DURING WHICH
                PER SHARE                       REDEMPTION OCCURS
                ---------                       -----------------
                 $29.25                 Prior to June 1, 1988
                 $28.50                 June 1, 1988 through May 31, 1993
                 $27.75                 June 1, 1993 and thereafter

     Shares of Preference Stock, $2.6125 Series, may be redeemed whether or not any shares of any other series of Preference Stock have been or are to be redeemed.

     (e) NO SINKING FUND. There shall be no sinking fund established for the purchase or redemption of shares of the Preference Stock, $2.6125 Series.

     (f) NO CONVERSION PRIVILEGES. The shares of the Preference Stock, $2.6125 Series, shall not be convertible into other shares or securities of the Corporation.

     (g) AMOUNT PAYABLE UPON INVOLUNTARY LIQUIDATION, DISSOLUTION, OR WINDING UP OF THE CORPORATION. The amount payable to holders of Preference Stock, $2.6125 Series, upon involuntary liquidation, dissolution, or winding up of the Corporation shall be $25.00 per share.

     (h) OTHER CHARACTERISTICS. The Preference Stock, $2.6125 Series, shall have the voluntary liquidation preferences, rights and other characteristics and shall be subject to the

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limitations and restrictions as are attributed to and imposed upon Preference
Stock in general by this Certificate of Incorporation.

PREFERENCE STOCK, $4.125 SERIES

     (a) ESTABLISHMENT OF SERIES AND DESIGNATION. There shall be and hereby is established the third series of Preference Stock, the distinctive serial designation of which shall be, and the shares of which shall be known as, Preference Stock, $4.125 Series. The series may also be known as the Preference Stock, 15% Series, to the extent permitted by law. Such series shall consist of only 320,000 shares of Preference Stock, $4.125 Series.

     (b) RATE OF DIVIDEND. The dividend rate for the shares of Preference Stock, $4.125 Series, shall be $4.125 per share per annum.

     (c) DIVIDENDS ARE CUMULATIVE. Dividends on the Preference Stock, $4.125 Series, shall be cumulative from the date of issue. Dividends on such shares shall be payable quarterly, on March 1, June 1, September 1 and December 1 of each year, when and as declared by the Board of Directors of the Corporation from funds legally available for the payment of dividends.

     (d) REDEMPTION PROVISIONS. Shares of the Preference Stock, $4.125 Series, may be called for redemption and shall be redeemable, at the option of the Corporation, either in whole or in part, at any time and from time to time at the following prices, plus the amount, if any, by which an amount equal to the annual dividend on such shares from date of issue to date of redemption exceeds the dividends actually paid on said shares or declared and set apart for payment thereon from date of issue to date of redemption:

             REDEMPTION PRICE                  PERIOD DURING WHICH
                PER SHARE                       REDEMPTION OCCURS
                ---------                       -----------------
                 $31.63                 Prior to June 1, 1987
                 $29.56                 June 1, 1987 through May 31, 1992
                 $28.53                 June 1, 1992 through May 31, 1997
                 $27.50                 June 1, 1997 and thereafter

Notwithstanding the foregoing, prior to June 1, 1987, no purchase or redemption of the Preference Stock, $4.125 Series, may be made, directly or indirectly, in whole or in part, from, or in anticipation of, the application of the proceeds (or any part of the proceeds) of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the Preference Stock, $4.125 Series, if such borrowed funds bear an interest rate or have a cost to the Corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Company (so calculated), less than the dividend rate per annum of the Preference Stock, $4.125 Series.

     Shares of Preference Stock, $4.125 Series, may be redeemed whether or not any shares of any other series of Preference Stock have been or are to be redeemed.

     (e) NO SINKING FUND. There shall be no sinking fund established for the purchase or redemption of shares of the Preference Stock, $4.125 Series.

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     (f) NO CONVERSION PRIVILEGES. The shares of the Preference Stock, $4.125
Series, shall not be convertible into other shares or securities of the Corporation.

     (g) AMOUNT PAYABLE UPON INVOLUNTARY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION. The amount payable to holders of Preference Stock, $4.125 Series, upon involuntary liquidation, dissolution, or winding up of the Corporation shall be $25.00 per share.

     (h) OTHER CHARACTERISTICS. The Preference Stock, $4.125 Series, shall have the voluntary liquidation preferences, rights and other characteristics and shall be subject to the limitations and restrictions as are attributed to and imposed upon Preference Stock in general by this Certificate of Incorporation.

B.   COMMON STOCK

     After the requirements with respect to preferential dividends on the Preference Stock (fixed in accordance with the provisions of Section 2A of this Article Four), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Section 2A of this Article Four), and subject further to any other conditions which may be fixed in accordance with the provisions of
Section 2A of this Article Four, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     After the distribution in full of the preferential amount, if any (fixed in accordance with the provisions of Section 2A of this Article Four), to be distributed to the holders of Preference Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     Except as may otherwise be required by law, or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

     Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     Section 3. No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

                                  Article Five

     The name and mailing address of the incorporator is as follows:

             NAME                              ADDRESS
             ----                              -------

             Roger K. Sallee                   922 Walnut Suite 900
                                               Kansas City, Missouri 64106

                                  Article Six

     Section 1. The number of directors of the Corporation shall not be less than three and shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Directors need not be stockholders of the Corporation. The Board may at its discretion elect Honorary Directors who shall serve without voting power.

     Section 2. Unless the Bylaws otherwise provide, the Board of Directors shall be divided into three classes, Class A, Class B and Class C, each class to be elected at successive annual meetings of stockholders for a term of three years and to be as nearly equal in number as possible. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall, subject to the provisions of Article Four hereof in the event of the vesting of voting power in the Preference Stock, hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board or to fill a newly-created directorship resulting from an increase in the number of directors shall, subject to the provisions of Article Four hereof in the event of the vesting of voting power in the Preference Stock, hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3. Notwithstanding any other provisions of this Certificate of Incorporation and notwithstanding the fact that some lesser percentage may be specified by law, the entire Board of Directors of the Corporation may be removed at any time but only by the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of the Preference Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section shall not apply with respect to the director or directors elected by such holders of Preference Stock.

                                 Article Seven

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in further definition and regulation of the powers of the Corporation and of its directors and shareholders:

     Section 1. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

             (a) To make, alter and repeal the Bylaws of the Corporation; subject to the right of stockholders at any regular or special meeting to alter or repeal Bylaws made by the Board of Directors; and subject to the rights, if any, of the holders of any class of stock;

             (b) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such price and for such consideration and generally upon such terms and conditions as it thinks fit;

             (c) In its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

             (d) To fix and determine from time to time what part of the consideration received by the Corporation on any issue of stock without par value shall constitute capital;

             (e) From time to time to fix and vary the amount of the working capital and to direct and determine the use and disposition of net profits and surplus;

             (f) To determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to inspection of the stockholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as expressly conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or by resolution of the stockholders entitled to vote at all times:

             (g) By resolution or resolutions, passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined, from time to time, by resolution adopted by the Board of Directors;

             (h) To sell, lease or exchange or make other disposition of all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as said Board of Directors shall deem expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the holders of such majority as may be prescribed by the laws of the State of Delaware or by this Certificate of Incorporation of the stock issued and outstanding entitled to vote thereon.

     Section 2. The stockholders and the Board of Directors may hold their meetings and may have one or more offices outside of the State of Delaware, and, subject to the provisions of the laws of said state, may keep duplicate books of the Corporation outside of said state and at such places as may be from time to time designated by the Board of Directors.

     Section 3. The Corporation may in its Bylaws make any other provisions or requirements for the conduct of the business of the Corporation, provided the same be not inconsistent with the provisions of this Certificate of Incorporation, or contrary to the laws of the State of Delaware.

     Section 4. Subject to any limitations contained in this Certificate of Incorporation, the Corporation reserves the right to increase or decrease its authorized capital stock, or any class thereof, or to reclassify the same, and to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in this Certificate of Incorporation, or in any amendment thereto, are granted subject to this reservation.

     Section 5. Notwithstanding the provisions of Section l(a) of this Article, the affirmative vote of the holders of not less than 80% of the outstanding shares of the Voting Stock (as defined in Article Eight) of the Corporation shall be required to amend or repeal, or to adopt any provision inconsistent with Article II or Section 6 of Article VI of the Bylaws of the Corporation unless such action has been first approved by the affirmative vote of not less than two-thirds of the Continuing Directors (as defined in Article Eight).

                                 Article Eight

     Whether or not a vote of stockholders is otherwise required, the affirmative vote of the holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any "Business Transaction" (as hereinafter defined) with a "Related Person" (as hereinafter defined) or any Business Transaction in which a Related Person has an interest (except proportionately as a stockholder of the Corporation): provided, however, that such 80% voting requirement shall not be applicable if:

     (1) The "Continuing Directors" (as hereinafter defined) of the Corporation by a majority vote have expressly approved the Business Transaction: or

     (2) The Business Transaction is a merger or consolidation, or sale of all or substantially all of the assets of the Corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation (other than the Related Person) in the Business Transaction is an amount at least equal to the "Minimum Purchase Price" (as hereinafter defined).

     For the purposes of this Article Eight:

          (i) The term "Business Transaction" shall mean (a) any merger or consolidation involving the Corporation or a subsidiary of the Corporation,
     (b) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets of the Corporation or a subsidiary of the Corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (d) the issuance, sale, exchange, transfer or other disposition of any securities of the Corporation or a subsidiary of the Corporation by the Corporation or a subsidiary of the Corporation,
     (e) any recapitalization or reclassification or other transaction that would have the effect of increasing the proportionate voting power of a Related Person, (f) any liquidation, spinoff, split-up or dissolution of the Corporation, and (g) any agreement, contract, arrangement or understanding providing for any of the transactions described in this definition of Business Transaction.

          (ii) The term "Related Person" shall mean and include (a) any individual, corporation, association, partnership or other person or entity which, together with its Affiliates and Associates (both as hereinafter defined), "beneficially owns" (as defined on March 1, 1984 in Rule l3d-3 under the Securities Exchange Act of 1934 in the aggregate 20% or more of the outstanding Voting Stock of the Corporation, and (b) any Affiliate or Associate (other than the Corporation or a wholly-owned subsidiary of the Corporation) of any such individual, corporation, partnership or other person or entity. Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring, holding or disposing of Voting Stock of the Corporation shall be deemed a "person."

          (iii) The term "Minimum Purchase Price" shall mean the greater of (a) the highest amount of consideration paid by the Related Person for a share of Common Stock of the Corporation at any time while such person or entity was a Related Person or in the transaction which resulted in such person or entity becoming a Related Person; provided, however, that the highest purchase price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the Corporation, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the highest purchase price and the effective date of the merger or consolidation or the date of distribution to stockholders, of the Corporation of the proceeds from the sale of all or substantially all of the assets of the Corporation or (b) an amount equal to 110% of the book value per share of the Common Stock of the Corporation immediately prior to the first public announcement of the proposed business transaction or on the date on which the Related Party became a Related Party, whichever is higher.

          (iv) The term "Affiliate," used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          (v) The term "Associate," used to indicate a relationship with a specified person or entity, shall mean (a) any entity of which such specified person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, ( b) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any of its subsidiaries, and (d) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the Corporation or a wholly-owned subsidiary of the Corporation).

          (vi) The term "Substantial Part" shall mean 20% or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

          (vii) Any shares of capital stock of the Corporation that a Related Person has the right to acquire pursuant to any agreement, contract, arrangement or understanding, or upon exercise of any conversion right, warrant or option, or otherwise, shall be deemed beneficially owned by the Related Person.

          (viii) For the purpose of subparagraph (2) of this Article Eight, the term "other consideration to be received" shall include without limitation Common Stock of the Corporation retained by its existing stockholders other than the Related Person referred to in such subparagraph in the event of a Business Transaction in which the Corporation is the surviving Corporation.

          (ix) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

          (x) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director if the successor is unaffiliated with the Related Person and is recommended or elected to succeed a Continuing Director by majority vote of Continuing Directors.

     For the purposes of this Article Eight, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock that any person or entity "beneficially owns," (ii) whether a person or entity is an Affiliate or Associate of another, (iii) whether a person or entity has an agreement, contract, arrangement or understanding with another as to the matters referred to in subparagraph (i)(g), or (vii) of the immediately preceding paragraph, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the Corporation), and (vi) such other matters with respect to which a determination is required under this Article Eight.

                                  Article Nine

     Section 1. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts except to the extent of any unpaid balances due for subscriptions for shares.

     Section 2. Special meetings of the stockholders may be called by the President, by the Board of Directors, by the holders of not less than one-fifth of all the outstanding shares entitled to vote at such meeting or by such other officers or persons as may be provided in the Bylaws.

     Section 3. At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and each stockholder may cast all of such votes for one candidate or may distribute them among two or more candidates as such stockholder may see fit, and the candidates receiving the highest number of votes shall be deemed to be elected as Directors; provided, however, that at any special meeting of stockholders called at the request of any holder of the Preference Stock pursuant to the provisions of Section 2A of Article Four and at the next and succeeding annual meetings of stockholders until termination of the voting power of the Preference Stock, the holders of the Preference Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation and the holders of the Common Stock shall be entitled to elect the remaining directors of the Corporation.

     Section 4. Subject to the provisions of Section 3 of Article Six, at a meeting called expressly for that purpose, directors may be removed in the manner provided in this Section. Such meeting shall be held at the registered office or principal business office of the Corporation in this state or in the city or county of the state in which the principal business office of the Corporation is located. The entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, the provisions of this section shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 5. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                   Article Ten

     The provisions set forth at this Article Ten and at Articles Six, Seven, and Eight herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock (as defined in Article Eight) of the Corporation.

     THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of Delaware, does hereby make and file this Certificate.

                                            /s/ Roger K. Sallee
                                           -------------------------------------
                                           Roger K. Sallee

                       CERTIFICATE OF OWNERSHIP AND MERGER
                   MERGING UTILICORP RENAMING CORPORATION INTO
                              UTILICORP UNITED INC.

        (Pursuant to Section 253 of the Delaware General Corporation Law)

     UtiliCorp United Inc., a Delaware corporation (the "COMPANY"), does hereby certify:

     FIRST: That the Company owns all of the outstanding shares of each class of stock of UtiliCorp Renaming Corporation, a Delaware corporation incorporated on the 21st day of November, 2001, pursuant to the Delaware General Corporation Law;

     SECOND: That the Company, by the following resolutions duly adopted by its Board of Directors on the 7th day of November, 2001, determined to merge UtiliCorp Renaming Corporation into the Company:

     RESOLVED FURTHER, that, the Company be, and hereby is, authorized to incorporate a subsidiary ("UTILICORP RE-NAMING CORPORATION") to acquire the legal rights to the name "Aquila, Inc." or such other similar name as is available or desirable as determined by the President, to complete the Re-Naming Short-Form Merger (as defined below), and to empower the Authorized Officers to do or cause to be done all actions and things, and to prepare, execute and deliver in the name of and on behalf of the UtiliCorp Re-Naming Corporation and, where appropriate, file with the appropriate governmental authorities, all such certificates, applications, contracts, agreements, documents, instruments or other papers which in their judgment they consider necessary, appropriate or desirable in order to carry out, comply with and effectuate the purposes and intents of the foregoing resolutions and the various transactions contemplated thereby;

     RESOLVED FURTHER, that, the Company shall have the authority to cause the UtiliCorp Re-Naming Corporation to effect a statutory forward merger with the Company (the "RE-NAMING SHORT-FORM MERGER"), whereby the
     Company will be the surviving entity and, in accordance with Section 253 of Delaware General Corporation Law, the Company will assume the name "Aquila, Inc.", or such other similar name as is available or desirable, as its legal name; and

     RESOLVED FURTHER, that any Authorized Officer be, and hereby is, authorized and empowered on behalf and in the name of the Company, to prepare, execute and file such applications, resolutions, covenants, notices, consents to service of process and other documents as may be necessary or advisable in order to implement any name change of the Company arising as a result of the Re-Naming Short-Form Merger.

     THIRD: That this Certificate of Ownership and Merger is effective upon filing of same with the Secretary of State of the State of Delaware; and

     FOURTH: That the name of the Company is changed to "Aquila, Inc." and Article One of the Certificate of Incorporation of the Company, as heretofore amended, is amended to read as follows:

     "The name of the Corporation is Aquila, Inc."

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Leslie J. Parrette, Jr., its Corporate Secretary, this 15th day of March, 2002.

                                     UTILICORP UNITED INC.

                                     By: /s/ Leslie J. Parrette, Jr.
                                         ---------------------------------------
                                     Leslie J. Parrette, Jr.
                                     Corporate Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UTILICORP UNITED INC.

     UtiliCorp United Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify:

     The Amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Section 1 of Article Four to read in its entirety as follows:

     Section 1. The total number of shares of stock which the Corporation shall have authority to issue is Four Hundred Thirty Million (430,000,000) shares, of which Four Hundred Million (400,000,000) shares shall be common stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "COMMON STOCK"), Ten Million (10,000,000) shares shall be preference stock, without par value (hereinafter referred to as "PREFERENCE STOCK") and Twenty Million (20,000,000) shares shall be Class A Common Stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "CLASS A COMMON STOCK").

     IN WITNESS WHEREOF, UtiliCorp United Inc. has caused this Certificate to be signed by its duly authorized officer this 3rd day of May, 2001.

                                    UTILICORP UNITED INC.

                                    By:     /s/ Dale J. Wolf
                                           -------------------------------
                                    Name:  Dale J. Wolf
                                    Title: Vice President, Corporate Secretary
                                           and Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UTILICORP UNITED INC.

     UtiliCorp United Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     The Amendments to the Corporation's Certificate of Incorporation set forth in the following resolutions approved by the Corporation's Board of Directors and Stockholders were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     1. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Article Four, Section 1 to read in its entirety as follows:

          Section 1. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Thirty Million (230,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be common stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "Common Stock"), Ten Million (10,000,000) shares shall be preference stock, without par value (hereinafter referred to as "Preference Stock") and Twenty Million (20,000,000) shares shall be Class A Common Stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "Class A Common Stock").

     2. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Article Four, Section 2A(l) to read in its entirety as follows:

          (1) SERIES AND VARIATIONS BETWEEN SERIES. The Preference Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized to cam such shares to be issued from time to time in series, and, by resolution adopted prior to the issue of shares of a particular series, to fix and determine the following with respect to such series, as to which matters the shares of a particular series may vary from those of any or all other series:

          (a) the distinctive serial designation of the shares of such series;

          (b) the dividend rate thereof;

          (c) the date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative;

          (d) the redemption price or prices and the terms of redemption (except as fixed in this Division A);

          (e) the terms and amount of any sinking fund for the purchase or redemption thereof;

          (f) the term and conditions, if any, under which said shares may be converted;

          (g) the amounts payable thereon upon the involuntary liquidation, dissolution or winding up of the corporation; and

          (h) the voting rights, full or limited, or the voting power, if any, of shares of such series.

          Except as the shares of a particular series may vary from those of any or all other series in the foregoing respects, all of the shares of the Preference Stock, regardless of series, shall in all respects be equal and shall have the preferences, rights, privileges and restrictions herein fixed.

     3. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Article Four, Section 2A(5) to read in its entirety as follows:

          (5) VOTING RIGHTS. Any particular series of Preference Stock shall have such voting rights as shall be designated in a resolution passed by the Board of Directors establishing such series.

     4. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Article Nine, Section 2 to read in its entirety as follows:

          Section 2. Special meetings of the stockholders may be called by the President, by the Board of Directors, by the holders of not less than a majority of all outstanding shares entitled to vote at such meetings or by such other officers or persons as may be provided in the Bylaws.

     5. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Article Nine, Section 3 to read in its entirety as follows:

          Section 3. At all elections of directors of the Corporation, each stockholder shall be entitled to one vote per share as to each director to be elected and no shareholder shall have the right to cast votes in the aggregate or to cumulate votes for the election of any director; provided, however, that at any special meeting of stockholders called at the request of any holder of the Preference Stock entitled to make such a request pursuant to the provisions of
          Section 2A of Article Four and at the next and succeeding annual meetings of stockholders until termination of the voting powers of

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

          the Preference Stock, the holders of the Preference Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation and the holders of the Common Stock shall be entitled to elect the remaining directors of the Corporation in accordance with this Section.

     6. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Article Nine, Section 4 to read in its entirety as follows:

          Section 4. At a meeting called expressly for that purpose, directors may be removed in the manner provided in this Section. Such meeting shall be held at the registered office or principal business office of the Corporation in this state or in the city or county of the state in which the principal business office of the Corporation is located. The entire Board of Directors may be removed as provided in Section 3 of Article Six of this Certificate of Incorporation. If less than the entire Board is to be removed, no one of the Directors may be removed without cause. Whenever the holders of the shares of any class or series are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, the provisions of this section shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. This Section may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock (as defined in Article Eight) of the Corporation.

     IN WITNESS WHEREOF, UtiliCorp United Inc. has caused this Certificate to be signed and attested by its duly authorized officers this 12th day of May, 1998.

                                     UTILICORP UNITED INC.

                                     By:    /s/ Dale J. Wolf
                                           -------------------------------------
                                     Name: DALE J. WOLF
                                     Title:VICE PRESIDENT

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

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UTILICORP UNITED INC.

     UtiliCorp United Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     The Amendment to the Corporation's Certificate of incorporation set forth in the following resolution approved by the Corporation's Board of Directors and Stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Section 1 of Article Four to read in its entirety as follows:

     Section 1. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thirty Million (130,000,000) shares, of which One Hundred Million (100,000,000) shares shall be common stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "Common Stock"), Ten Million (10,000,000) shares shall be preference stock, without par value (hereinafter referred to as "Preference Stock") and Twenty Million (20,000,000) shares shall be Class A Common Stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "Class A Common Stock").

     IN WITNESS WHEREOF, UtiliCorp United Inc., has caused this Certificate to be signed and attested by its duly authorized Officers, this 12th day of May, 1992.

                                     UTILICORP UNITED INC.

                                     By:    /s/ Harry L. Winn, Jr.
                                           -------------------------------------
                                           HARRY L. WINN, JR.
                                           SENIOR VICE PRESIDENT

(Corporate Seal)

ATTEST:

/s/ Dale J. Wolf
---------------------
DALE J. WOLF
SECRETARY

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             UTILICORP UNITED INC.

     UtiliCorp United Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     The amendments to the Corporation's Certificate of Incorporation set forth in the following resolutions approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     1. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by amending Section 1 of Article Four to read in its entirety as follows:

        SECTION 1. The total number of shares of stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares, of which Fifty Million (50,000,000) shares shall be common stock, of the par value of one Dollar ($1.00) per share (hereinafter referred to as "Common Stock"), Ten Million (10,000,000) shares shall be preference stock, without par value (hereinafter referred to as "Preference Stock") and Twenty Million (20,000,000) shares shall be Class A Common Stock, of the par value of One Dollar ($1.00) per share (hereinafter referred to as "Class A Common Stock").

     2. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by the addition of a Division C as follows:

     C. Class A Common Stock

          (1) Subject to Section (6) of Division A of Article Four of this Certificate of Incorporation, the Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Class A Common Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the voting powers, full or limited, or no voting powers, and such preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Class A Common Stock or of such series, to the fullest extent now or hereafter permitted by the laws of the State of

     Delaware, including, but not limited to, the variations between different series in the following respects:

               (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

               (b) the annual dividend rate, or formula by which the dividend rate is to be determined, if any, for such series, and the date or dates from which dividends shall commence to accrue;

               (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be made redeemable;

               (d) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

               (e) the rights of such shares of such series, if any, in the event of the liquidation, dissolution or winding up of the Corporation;

               (f) the voting rights, full or limited, or the voting power, if any, of shares of such series;

               (g) the terms and conditions, if any, upon which shares of such series may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes of any other series of the same or any other class or classes of stock, or other securities of, the Corporation;

               (h) the relative seniority, parity or junior rank of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued;

               (i) the terms and conditions, if any, upon which shares of such series may be made subject to redemption by the Corporation at its option or at the option of the holder or upon the happening of a specified event;

               (j) the facts, if any, ascertainable outside the resolution or resolutions of the Board of Directors upon which any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any series may be dependent; and

               (k) such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolutions, lawfully fix and determine under the laws of the State of Delaware.

          (2) Unless otherwise provided in a resolution or resolutions establishing any particular series, the aggregate number of authorized shares of Class A Common Stock may be increased by an amendment of this Certificate of Incorporation approved solely by a majority vote of the outstanding shares of Common Stock (or solely with a lessor vote of the Common Stock, or solely by action of the Board of Directors, if permitted by law at the time).

          (3) All shares of any one series shall be alike in every particular, except with respect to the accrual of dividends, if any, prior to the date of issuance.

     3. RESOLVED, that the Certificate of Incorporation of the Corporation be amended by adding a new Article Eleven as follows:

                                 Article Eleven

     A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, UtiliCorp United Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 17th day of August, 1987.

                                     UTILICORP UNITED INC.

                                     By:    /s/ Dale J. Wolf
                                           -------------------------------------
                                           Vice President

(Corporate Seal)
ATTEST:

/s/ Roger K. Sallee
-----------------------------
Secretary

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